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Exhibit 1. Press Release dated June 28, 1996.

FOR IMMEDIATE RELEASE

Contacts: Alan Dempsey                              Peter Dobrow
          Ground Round Restaurants,Inc.             Creamer, Dickson, Basford
          (617) 380-3125                            (212) 887-8145

GROUND ROUND RESTAURANTS, INC.
AMENDS CREDIT FACILITY

BRAINTREE, Mass., June 28, 1996 - Ground Round Restaurants, Inc. (Nasdaq: GRXR) announced today that the Company and its banks have amended their Credit Facility in order to defer certain principal payments, totaling $2.9 million, which was due on June 30, 1996, until July 31, 1996, pending the completion of a restructured facility in late July.

Management believes that it will reach final agreement with its banks on a definitive term sheet restructuring its Credit Facility within the next two weeks, although it can give no assurance in this regard.

When finalized, the amended Credit Facility should provide the Company with the financial resources to complete the balance of its strategic plan.

Ground Round Restaurants, Inc. operates 147 Company and franchises 44 family-oriented, full-service, casual dining restaurants in the Northeast, Mid-Atlantic and Midwest regions of the United States.